SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2023

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) During 2023, Timberland Bancorp, Inc. (the “Company”) and its financial institution subsidiary, Timberland Bank (“Bank”), announced the promotion of several executive officers. Effective February 1, 2023, Dean J. Brydon was promoted to Chief Executive Officer of the Company and the Bank, Jonathan A. Fischer was promoted to President and Chief Operating Officer of the Company and the Bank, and Marci A. Basich was promoted to Chief Financial Officer and Executive Vice President of the Company and the Bank. Effective April 1, 2023, Matthew J. DeBord was promoted to Chief Lending Officer and Executive Vice President. In connection with these promotions, on December 19, 2023, the Company and the Bank entered into amended employment agreements with Mr. Brydon and Mr. Fischer and new employment agreements with Ms. Basich and Mr. DeBord. The material terms of the employment agreements (sometimes referred to in this summary as the “agreement” or the “agreements”) with Mr. Brydon, Mr. Fischer, Ms. Basich and Mr. DeBord (each sometimes referred to in this summary as “Officer” or the “Officers”) are summarized below. Copies of the agreements are furnished and attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and 10.4, which are incorporated herein by reference.

The employment agreements became effective on December 19, 2023, and provide for a three-year term. On each December 31 thereafter, the agreement term will be extended for an additional year, unless notice is given by the Company or the applicable Officer at least 90 days prior to the end of the then three-year term that the agreement will not be extended, or the extension is not approved by the Board of Directors of the Company or the Bank or an authorized committee of such Board of Directors (“Committee”).

Under the employment agreement, each Officer’s annual base salary is their salary in effect on the agreement effective date. This amount may be increased (but not decreased) at the discretion of the Board of Directors or its Committee. Each Officer’s annual base salary will be reviewed annually and adjusted from time to time to reflect amounts approved by the Board of Directors or its Committee.

The Officers are eligible to participate in an equitable manner with all other executive officers of the Company and the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Company or Bank Board of Directors (or their Committees) for executive officers, as well as fringe benefit plans and perquisites generally available to executive officers.

The Officers also may participate, to the same extent as executive officers of the Company and the Bank, in all plans of the Company and the Bank relating to pension, retirement, profit-sharing, group or other life insurance, hospitalization, medical and dental coverage, cash bonuses, and other retirement or employee benefits or combinations thereof.  In addition, the Officers are entitled to be considered for benefits under all of the stock, stock option, equity incentive and similar plans in which the Company’s or the Bank’s executive officers are eligible or become eligible to participate.

The agreement may be terminated by the Company or the Bank, or by the Officer. If an Officer’s employment is terminated by the Company or the Bank, other than upon a Termination for Cause or following a Change in Control, or upon the Officer’s voluntary termination following the occurrence of an event described in the agreement definition of “Involuntary Termination,” then the Company and the Bank would be jointly required to: (1) continue to pay the Officer his or her then-current salary for the remaining term of the agreement and the pro-rata portion of any incentive award that would have been payable (except that if Ms. Basich’s or Mr. DeBord’s Involuntary Termination occurs before the first anniversary of the agreement effective date, then the payment would be limited to one year’s salary plus the pro rata portion of any incentive award); and (2) continue to provide the Officer for the remaining term of the agreement various group benefits, such as group life insurance, hospitalization, medical, dental, prescription drug and other health benefits and long-term disability insurance (if any) for the benefit of the Officer and his or her beneficiaries, as if the Officer had not suffered an Involuntary Termination.

The employment agreements also provide for a severance payment and other benefits if the Officer experiences an Involuntary Termination following a “Change in Control” (as defined in the agreement). In that event, the Company and the Bank would jointly be required to (1) pay the Officer a cash lump sum in cash within 25 days after the Date of Termination (as defined in the agreement) equal to 299% of the Officer’s “base amount,” as determined under Section 280G of the Internal Revenue Code (“Code”) determined at the effective time of the Change in Control event (generally, “base amount” under Section 280G of the Code means the average of the Officer’s includible compensation from the Company and the Bank during the five-year period ending with the year preceding the year in which the Change in Control event occurs), except that for purposes of determining “base amount” for this purpose, gains attributable to equity awards shall be excluded; and (2) continue to provide the Officer various group benefits, such as health, dental and long-term disability insurance, during the remaining term of the agreement.  Each agreement further provides that if the Officer’s payments made in connection with a Change in Control would cause the deduction limitations and excise tax requirements of Sections 280G and 4999 of the Internal Revenue Code (the “Golden Parachute Limits”) to apply, then the Officer will receive the “Reduced Amount.” The “Reduced Amount” is generally that amount that may be paid without causing any amount to exceed the Golden Parachute Limits, in a manner that maximizes the economic present value of benefits to be received by the Officer.

The agreement provisions are subject to the Company’s clawback policy.

The agreements also include a noncompetition provision that restricts each Officer, other than in connection with an Involuntary Termination, for a period of six months from the termination of the agreement, in any capacity from participating in any banking, lending or financial services business in any county in Washington in which the Bank has offices or conducts its business at the time of termination of employment. The agreement also restricts each Officer from soliciting Bank customers, suppliers and employees. In the event of a violation of the noncompetition provision all payments and benefits to each Officer will cease and other rights and remedies may be pursued by the Company. The agreements also include confidentiality restrictions.

The agreements generally prohibit assignment or delegation, except that the Company and the Bank shall require any successor or assign to assume and agree to perform the agreements in the same manner and to the same extent as the Company and/or the Bank would be required to perform had no succession or assignment taken place. Failure to have a successor or assign assume an Officer’s agreement would result in that Officer receiving compensation and benefits as if a Change in Control had occurred.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, copies of which are furnished as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

10.1 Employment Agreement with Dean J. Brydon
10.2 Employment Agreement with Jonathan A. Fischer
10.3 Employment Agreement with Marci A. Basich
10.4 Employment Agreement with Matthew J. DeBord
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: December 21, 2023	By: /s/Dean J. Brydon
Dean J. Brydon
Chief Executive Officer